UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LIBERTY MEDIA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3809075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Series A common stock and one-fifth of one redeemable warrant	The Nasdaq Stock Market LLC

Series A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Series A common stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-250188

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Series A common stock, par value $0.0001 per share, and redeemable warrants to purchase Series A common stock, of Liberty Media Acquisition Corporation (the “Registrant”). The description of the units, Series A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-250188), originally filed with the Securities and Exchange Commission on November 19, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Liberty Media Acquisition Corporation

Date: January 21, 2021	By:	/s/ Renee L. Wilm
Name: Renee L. Wilm
Title: Chief Legal Officer and Chief Administrative Officer